RPC Contact: Kristine Szarkowitz Director-Investor Relations kszarkowitz@radient-pharma.com (Tel:) 206.310.5323

Radient Pharmaceuticals To Commence Trading on the OTCQX

(TUSTIN, CA) June 23, 2011/Marketwire – Radient Pharmaceuticals Corporation “the Company” (NYSE AMEX: RPC) (OTCQX:RXPC), a developer and marketer of In Vitro Diagnostic (IVD) cancer tests, today announced that its common stock will cease trading on the NYSE Amex and transition to the OTCQX® effective with the open of business on Thursday, June 23, 2011.  The Company’s new symbol for trading on the OTCQX® will be RXPC.

The Company previously received notice that it was not in compliance with certain criteria for continued listing on the NYSE Amex. Although the Company has made significant progress towards improving its balance sheet, as of the date hereof, the Company has been unable to regain compliance.

Douglas MacLellan, Radient Pharmaceuticals CEO stated, “In moving to the OTCQX®, we will continue to deliver liquidity, transparency, and provide an efficient market for our shareholders. We will continue to seek to move our business forward, and dedicate ourselves and our resources to the execution of our core business of delivering high-value cancer diagnostics to the global healthcare system.”

The OTCQX® marketplace is the premium tier of the US OTC market, distinguishing the best companies traded over-the-counter from more than 9,000 securities traded on the OTCQB and Pink Sheets.® The OTCQX® marketplace serves both large cap foreign companies and domestic growth companies. In 2010, 159 OTCQX® securities traded a dollar volume of $15.3 trillion.

Merriman Capital, Inc. will serve as Radient Pharmaceuticals’ Designated Advisor for Disclosure on OTCQX, responsible for providing guidance on OTCQX requirements.

The following table is intended to provide the latest information on RPC’s business metrics.

RPC’s Business Metrics
Cash on hand: $1.7 million* *Approximate amount as of June 21, 2011
Shares Outstanding: 125 million* *Approximate number as of June 21, 2011 and there are 200 million shares fully authorized.
Outstanding Warrants & Options: 38.08 million* *Approximate number as of June 21, 2011

For additional information on Radient Pharmaceuticals Corporation and its products please visit: www.radient-pharma.com or send an e-mail to info@radient-pharma.com. For Investor Relations contact Kristine Szarkowitz at ir@radient-pharma.com or 1.206.310.5323.

About Radient Pharmaceuticals:
Headquartered in Tustin, California, Radient Pharmaceuticals Corporation is dedicated to saving lives and money for patients and global healthcare systems through the deployment of its FDA-cleared In Vitro Diagnostic Onko-Sure® cancer test kit for colorectal cancer treatment and recurrence monitoring. The Company's focus is on the discovery, development and commercialization of unique high-value diagnostic tests that will help physicians answer important clinical questions related to early disease state detection, treatment strategy, and the monitoring of disease progression or recurrence. To learn more about our company, products, and potentially life-saving cancer test, visit www.radient-pharma.com.

Forward-Looking Statements:
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this document include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company's operations, markets, services, products, and prices. With respect to Radient Pharmaceuticals Corporation, except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.

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